As filed with the Securities and Exchange Commission on September 28, 2001
                                          Registration Statement No. 333-

                      ------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                             Conexant Systems, Inc.
             (Exact name of registrant as specified in its charter)

                      ------------------------------------

               Delaware                                  25-1799439
     (State or other jurisdiction                    (I.R.S. Employer
   of incorporation or organization)                Identification No.)

          4311 Jamboree Road
       Newport Beach, California                         92660-3095
(Address of Principal Executive Offices)                 (Zip Code)

                      ------------------------------------
               HyperXS Communications, Inc. 2000 Stock Option Plan
                            (Full title of the plan)
                      ------------------------------------
                            DENNIS E. O'REILLY, ESQ.
              Senior Vice President, General Counsel and Secretary
                             Conexant Systems, Inc.
                               4311 Jamboree Road
                      Newport Beach, California 92660-3095
                     (Name and address of agent for service)
                      ------------------------------------

                                 (949) 483-4600
          (Telephone number, including area code, of agent for service)

                      ------------------------------------

                                    Copy to:
                              PETER R. KOLYER, ESQ.
                             Chadbourne & Parke LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 408-5100

                      ------------------------------------

                         Calculation of Registration Fee

===============================================================================================================
                                                           Proposed            Proposed
                                           Amount           maximum             maximum           Amount of
                                            to be          offering            aggregate        registration
Title of securities to be registered    registered(1)   price per unit(2)   offering price(2)        fee
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $1 per share   210,000 shares         $4.79            $1,006,500           $252
(including the associated Preferred
Share Purchase Rights)..............
---------------------------------------------------------------------------------------------------------------

(1) The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), such additional number of shares of the Registrant's Common Stock as may become issuable as a result of any stock splits, stock dividends or similar events.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the weighted average of the exercise price of the outstanding options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         (a) Annual Report on Form 10-K of Conexant Systems, Inc. (the "Company") for the fiscal year ended September 30, 2000 (including the portions of the Proxy Statement for the Company's 2001 Annual Meeting of Shareowners that are incorporated therein by reference);

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000;

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

         (d) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

         (e)      The Company's Current Report on Form 8-K filed October 3,
                  2000;

         (f)      The Company's Current Report on Form 8-K filed March 27, 2001;

         (g)      The Company's Current Report on Form 8-K filed May 29, 2001;
                  and

         (h)      The description of the Company's common stock contained in
                  Item 11 of the Company's Registration Statement on Form 10, as amended (File No. 000-24923), dated December 1, 1998, as amended by Part II, Item 2 of the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

         This Item is not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Jasmina Theodore Boulanger, Esq., who has passed upon the legality of any newly issued shares of Common Stock of the Company covered by this Registration Statement, is Associate General Counsel and Assistant Secretary of the Company.

Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to certain limitations. The Company's Restated Certificate of Incorporation provides that Company directors are not liable to the Company or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Company or its shareowners, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or (4) for any transaction from which a director derived an improper personal benefit.

         The Delaware General Corporation Law provides for indemnification of directors, officers, employees and agents subject to certain limitations. The Company's by-laws and the appendix thereto provide for the indemnification of directors, officers, employees and agents of the Company to the extent permitted by Delaware law. The Company's directors and officers are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.  Exemption from Registration Claimed.

         This Item is not applicable.

Item 8.  Exhibits.

4.1        Restated Certificate of Incorporation of the Company, filed as
           Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, is incorporated herein by reference.

4.2 By-Laws of the Company, filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 (Registration No. 333-68755) (the "Salaried Savings Plan Form S-8"), are incorporated herein by reference.

4.3 Specimen certificate for the Company's Common Stock, par value $1 per share, filed as Exhibit 4.3 to the Company's Registration Statement on Form 10 (File No. 000-24923), is incorporated herein by reference.

4.4.1 Rights Agreement, dated as of November 30, 1998, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent, filed as Exhibit 4.4 to the Salaried Savings Plan Form S-8, is incorporated herein by reference.

4.4.2 First Amendment to Rights Agreement, dated as of December 9, 1999, filed as Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, is incorporated herein by reference.

4.5        HyperXS Communications, Inc. 2000 Stock Option Plan, as amended.

5 Opinion of Jasmina Theodore Boulanger, Esq., Associate General Counsel and Assistant Secretary of the Company, as to the legality of any newly issued shares of Common Stock of the Company covered by this Registration Statement.

23.1       Consent of Deloitte & Touche LLP, independent auditors.

23.2 Consent of Jasmina Theodore Boulanger, Esq., Associate General Counsel and Assistant Secretary of the Company, contained in her opinion filed as Exhibit 5 to this Registration Statement.

23.3       Consent of Chadbourne & Parke LLP.

24 Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Company, set forth on the signature page of this Registration Statement.

Item 9.  Undertakings.

A.       The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEWPORT BEACH, STATE OF CALIFORNIA, ON THE 28TH DAY OF SEPTEMBER, 2001.


                                 CONEXANT SYSTEMS, INC.


                                 By  /s/ Dennis E. O'Reilly
                                     ------------------------------------------
                                     (Dennis E. O'Reilly, Senior Vice President,
                                     General Counsel and Secretary)

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints DENNIS E. O'REILLY, JASMINA THEODORE BOULANGER and PETER R. KOLYER, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power to them and each of them (including full power of substitution and resubstitution) (1) to sign for him and in his name and in the capacity or capacities indicated below any and all amendments (including post-effective amendments) and supplements to this Registration Statement to be filed by Conexant Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") and (2) any subsequent registration statement to be filed by the Company pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON THE 28TH DAY OF SEPTEMBER, 2001 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

          Signature                                Title
          ---------                                -----

                               Chairman of the Board and Chief Executive Officer
    /s/ Dwight W. Decker          (principal executive officer) and Director
-----------------------------
      Dwight W. Decker

    /s/ Donald R. Beall                           Director
-----------------------------
      Donald R. Beall

    /s/ Richard M. Bressler                       Director
-----------------------------
      Richard M. Bressler

                               Senior Vice President and Chief Financial Officer
   /s/ Balakrishnan S. Iyer             (principal financial officer)
-----------------------------
     Balakrishnan S. Iyer

                              Senior Vice President and Chief Accounting Officer
    /s/ J. Scott Blouin                 (principal accounting officer)
-----------------------------
      J. Scott Blouin

                                  EXHIBIT INDEX
                                                                    Sequentially
 Exhibit                                                              Numbered
 Number                                                                 Pages
 ------                                                             ------------

   4.1 Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, is incorporated herein by reference.

   4.2 By-Laws of the Company, filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 (Registration No. 333-68755) (the "Salaried Savings Plan Form S-8"), are incorporated herein by reference.

   4.3 Specimen certificate for the Company's Common Stock, par value $1 per share, filed as Exhibit 4.3 to the Company's Registration Statement on Form 10 (File No. 000-24923), is incorporated herein by reference.

 4.4.1 Rights Agreement, dated as of November 30, 1998, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent, filed as Exhibit 4.4 to the Salaried Savings Plan Form S-8, is incorporated herein by reference.

 4.4.2 First Amendment to Rights Agreement, dated as of December 9, 1999, filed as Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, is incorporated herein by reference.

   4.5 HyperXS Communications, Inc. 2000 Stock Option Plan, as amended.

     5 Opinion of Jasmina Theodore Boulanger, Esq., Associate General Counsel and Assistant Secretary of the Company, as to the legality of any newly issued shares of Common Stock of the Company covered by this Registration Statement.

  23.1    Consent of Deloitte & Touche LLP, independent auditors.

  23.2 Consent of Jasmina Theodore Boulanger, Esq., Associate General Counsel and Assistant Secretary of the Company, contained in her opinion filed as Exhibit 5 to this Registration Statement.

  23.3    Consent of Chadbourne & Parke LLP.

    24 Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Company, set forth on the signature page of this Registration Statement.